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Exhibit 23.6

CONSENT OF CEDAR HILL ADVISORS, LLC

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Graystone Financial Corp. ("Graystone"), dated November 12, 2008, within the Proxy Statement/Prospectus that forms a part of this Registration Statement on Form S-4 relating to the proposed merger of Graystone with and into Tower Bancorp, Inc., as Annex C to the Proxy Statement/Prospectus, and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Cedar Hill Advisors, LLC

December 31, 2008

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  Exhibit 23.6
CONSENT OF CEDAR HILL ADVISORS, LLC